EXHIBIT 11

                            TOTAL CONTAINMENT, INC.
               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

                                                       Three months ended      Six months ended
                                                            June 30,                June 30,
                                                       ------------------     ------------------
                                                        1997        1998       1997        1998
                                                        ----        ----       ----        ----
                                                           (In thousands, except share data)
Basic:
Average shares outstanding                             4,642       4,643       4,642      4,642
                                                      ======      ======      ======     ======

    Net income applicable to common shareholders      $  557      $1,248      $  114     $1,711
                                                      ======      ======      ======     ======

    Net income per share amount                       $ 0.12      $ 0.27      $ 0.02     $ 0.37
                                                      ======      ======      ======     ======

Assuming dilution:
Average shares outstanding                             4,642       4,643       4,642      4,642
Effect of dilutive options                                13         256          21        167
                                                      ------      ------      ------     ------

    Totals                                             4,655       4,899       4,663      4,809
                                                      ======      ======      ======     ======

    Net income applicable to common shareholders      $  557      $1,248      $  114     $1,711
                                                      ======      ======      ======     ======

    Net income per share amount                       $ 0.12      $ 0.25      $ 0.02     $ 0.36
                                                      ======      ======      ======     ======
